Exhibit (g6)

                        AMENDMENT TO CUSTODIAN AGREEMENT

         AMENDMENT TO CUSTODIAN AGREEMENT, effective as of July 24, 2006, by and between JULIUS BAER INVESTMENT FUNDS, a business trust established under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Fund and Bank entered into a Custody Agreement dated December 28, 1999, as amended from time to time (the "Custodian Agreement"); and

         WHEREAS, the Fund and Bank desire to amend the Custodian Agreement to include the Julius Baer U.S. Microcap Fund, the Julius Baer U.S. Smallcap Fund, the Julius Baer U.S. Midcap Fund and the Julius Baer U.S. Multicap Fund on Appendix C;

         NOW, THEREFORE, in consideration of the premises set forth herein, the parties agree as follows:

         1. Amendments. Appendix C to the Custodian Agreement is hereby amended, as attached hereto, to add the Julius Baer U.S. Microcap Fund, the Julius Baer U.S. Smallcap Fund, the Julius Baer U.S. Midcap Fund and the Julius Baer U.S. Multicap Fund.

         2. Miscellaneous. Except as amended hereby, the Custodian Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first written above.

JULIUS BAER INVESTMENT FUNDS                INVESTORS BANK & TRUST COMPANY

By: /s/ Craig M. Giunta  / John Whilesmith  By: /s/ John Spinney
   ---------------------------------------      ----------------------------

Name: Craig M. Giunta / John Whilesmith     Name: John Spinney
      ---------------------------------           --------------------------

Title: CFO / Secretary                      Title: Senior Vice President and CFO
       -----------------------                     -----------------------------

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                                   APPENDIX C

                                   PORTFOLIOS

                      Julius Baer International Equity Fund
                       Julius Baer Total Return Bond Fund
                     Julius Baer Global High Yield Bond Fund
                    Julius Baer International Equity Fund II
                         Julius Baer U.S. Microcap Fund
                         Julius Baer U.S. Smallcap Fund
                          Julius Baer U.S. Midcap Fund
                         Julius Baer U.S. Multicap Fund